EXHIBIT 4.1

Certificate No. R ____                                          ____ Rights

                  NOT EXERCISABLE AFTER _______________, 1998.

                               Right Certificate

                        FIRST COMMUNITY BANCSHARES, INC.

         This certifies that ___________________________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof to purchase from First Community Bancshares, Inc., an Indiana corporation (the "Company") at any time after _________________ (the "Distribution Date") and prior to 5:00 P.M., Indianapolis, Indiana time, on _____________, 1998 at the principal offices of the Rights Agent, or at the office of its successor as Rights Agent, one fully paid and non-assessable share of Common Stock, no par value (the "Common Shares"), of the Company, at a purchase price of $11.00 per Common Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate together with the Subscription Agreement duly executed and payment for the purchased shares. The number of Rights evidenced by this Right Certificate (and the number of Common Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of ___________, 1998, based on the Common Shares as constituted at such date.

         The Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         This Right Certificate, with or without other Right Certificates, upon surrender at the offices of First Community Bank & Trust Company, the "Rights Agent," P.O. Box 767, 298 St. Rd. 135N, Greenwood, Indiana 46142, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any

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corporate action, or to receive notice of meetings or other actions affecting shareholders or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _______________, 19____.

                                       FIRST COMMUNITY BANCSHARES, INC.
Attest:

                                       By:
                                          -----------------------------------
-----------------------------------
         Secretary


Countersigned:      First Community Bank & Trust Company
                    as Rights Agent


                    By:
                       ----------------------------------
                           Authorized Signature






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


                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                      (To be executed if holder desires to
                         exercise the Right Certificate)


To:      FIRST COMMUNITY BANCSHARES, INC.


         The undersigned hereby irrevocably elects to exercise
___________________ Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued in the name of:

Please insert social security
or other identifying number


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                         (Please print name and address)

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If such number of Rights shall not be all the Rights evidenced by this Right
Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number



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                         (Please print name and address)

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Dated: ______________________, 19____


                                    -----------------------------------------
                                    Signature


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

Signature Guaranteed:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.







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